FIRST AMENDMENT

                      TO THE

               PARTNERSHIP AGREEMENT

         OF SAMUEL STEEL PICKLING COMPANY



THIS FIRST AMENDMENT TO THE PARTNERSHIP AGREEMENT
OF SAMUAL STEEL PICKLING COMPANY ("Amendment") is made as of May 28, 1999, by and among Samuel
Pickling Management Company, a New York general partnership ("Samuel Management"), Cleveland
Pickling Inc., a Delaware corporation
("Cleveland"), and Samuel Manu-Tech Pickling Inc., a Delaware corporation ("Manu-Tech").

WHEREAS, Samuel Steel Pickling Company (the
"Partnership") is a general partnership formed under the laws of the State of New York; and

WHEREAS, the operations and management of the Partnership are governed by a partnership agreement having an effective date of June 1, 1988
(the "Partnership Agreement"); and

WHEREAS, as a result of the redemption and withdrawal of Universal Steel Co., an Ohio corporation, as a general partner in the Partnership, Samuel Management now owns 100 percent of the partnership interests in the Partnership; and

WHEREAS, Manu-Tech is about to acquire a general partnership interest representing a 68.75 percent interest in the capital and profits in the Partnership from Samuel Management and Cleveland is about to acquire the remaining general partnership interest representing a 31.25 percent interest in the capital and profits in the Partnership from Samuel Management, and Samuel
Management is about to withdraw as a partner; and

WHEREAS, it is the intent of the parties of this Amendment that the Partnership continue without dissolution or termination pursuant to law or otherwise; and

WHEREAS, the parties have executed consents authorizing the herein before mentioned transactions;

NOW THEREFORE, in consideration of the mutual
covenants and agreements contained herein and in
the Partnership Agreement of Samuel Steel Pickling
Company, and other good and valuable consideration
now paid by each of the parties hereto to the
other, the receipt and sufficiency of which is
hereby acknowledged, the parties hereto agree to
amend the Agreement of Partnership as follows:
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     1.     Manu-Tech is admitted as a partner in
       the Partnership with all the attending
       rights, benefits, and privileges thereto and by executing this Amendment shall be treated as a substitute partner and as satisfying all requirements of Article 17 of the Partnership Agreement.

     2.Cleveland is admitted as a partner in the Partnership with all the attending rights, benefits, and privileges thereto and by executing this Amendment shall be treated as a substitute partner and as satisfying all requirements of Article 17 of the Partnership Agreement.

     3.Section 4.2 of the Partnership Agreement is amended in its entirely as follows:

          4.2 "Managing Partner" shall refer to
     Manu-Tech.

     4.Sections 7.1, 7.2 and 7.5 are deleted in their entirety and the reference to Sections 7.1 and 7.2 contained in Section
       7.4 are deleted.

     5.   Section 9.2(i)(a) of the Partnership
       Agreement is amended in its entirety as follows:

          9.2 (i)(a) The respective partnership
          shares of the Partners (the "Partnership
          Shares") shall be as set forth opposite
          the Partners' names below:

               Partner        Partnership Share

               Manu-Tech                 68.75%
               Cleveland                 31.25%

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.
                    Samuel Pickling Management Company

                              By /s/ Ed O'Connor
                                   Ed O'Connor




                              Cleveland Pickling Inc.

                              By /s/ Brian J. Lipke
                                   Brian J. Lipke

                         Samuel Manu-Tech Pickling Inc.

                              By /s/ Ed O'Connor
                                   Ed O'Connor

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